Exhibit 23.4

CONSENT OF BUXTON CO.

April 20, 2015

Fogo de Chão, Inc.

14881 Quorum Drive, Suite 750

Dallas, Texas 75254

Ladies and Gentlemen:

We hereby consent to the use of our name, Buxton Co., and the results of our market research in (i) the Registration Statement on Form S-1 (the “Registration Statement”) of Fogo de Chão, Inc. (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Company’s public offering of its common shares (ii) in any interim, quarterly or annual filings with the Commission by the Company (iii) in any other registration statement relating to the Company’s common shares and any amendment thereto and (iv) in any document offering securities in the Company or its respective subsidiaries. We further consent to the filing of this Consent as an exhibit to such Registration Statement.

BUXTON CO.

By:	/s/ David Glover
Name:	David Glover
Title:	Chief Financial Officer